AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

FEBC-ALT INVESTORS LLC

dated as of June 29, 2005

Schedule I - Schedule of Capital Contributions, Percentage Interests of Members and Balances
Exhibit A - Form of Draft Conveyance Agreement

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

FEBC-ALT INVESTORS LLC
a Delaware Limited Liability Company

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of FEBC-ALT INVESTORS LLC, a Delaware limited liability company (the “Company”), is made as of June 29, 2005, by and among, FIT-ALT INVESTOR LLC, a Delaware limited liability company (“FIT-ALT Investor”), as the Class A Member, and NW SELECT LLC, a Washington limited liability company (“NW Select”), and EMERITUS CORPORATION, a Washington corporation (“Emeritus”), as the Class B Members, and the Company.

RECITALS:

WHEREAS, FIT-ALT Investor caused a Certificate of Formation of the Company to be filed with the Secretary of State of the State of Delaware on August 1, 2003 to organize the Company under and pursuant to the Act (as hereinafter defined);

WHEREAS, the Initial Members entered into that certain Limited Liability Company Agreement of the Company dated as of October 14, 2003 and amended as of November 17, 2003 (the “Original LLC Agreement”); and

WHEREAS, pursuant to the Membership Interest Purchase Agreement, dated as of the date hereof, between Brookdale Senior Living, Inc. ("BSL"), FIT-ALT Investor, Emeritus and NW Select (the "Membership Interest Purchase Agreement"), FIT-ALT Investor has purchased a portion of the Membership Interest of each of Emeritus and NW Select;

WHEREAS, in connection with the Membership Purchase Agreement and in accordance with the terms of Section 13.2 of the Original LLC Agreement, the Company and the Members desire to amend the Original LLC Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree as follows:

DEFINITIONS AND INTERPRETATION

  Definitions. Unless the context otherwise requires, the terms defined in this Section 1.1 shall, for the purposes of this Agreement, have the meanings specified below:

“Act” means the Delaware Limited Liability Company Act (as it may be amended from time to time and any successor to such Act).

“Affiliate” means, when used with reference to a specified Person (or when not referring to a specified Person shall mean an Affiliate of a Member), any Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person (or Member).

“Affiliated Individual” means, with respect to a specified Person, any individual who is an officer, director, shareholder, employee, partner or member of such specified Person or a Family Member of any of the foregoing.

“Affiliated Initial Member Transferee” means an Affiliate of one or more of the Initial Members that is ultimately Controlled by one or more of the Ultimate Controlling Person(s) Controlling such Member as of the date hereof.

“Agreement” has the meaning set forth in the Preamble.

“Alterra” means Alterra Healthcare Corporation, a Delaware corporation.

“Approved Sale” has the meaning set forth in Section 5.4(a).

“Bankruptcy” means, with respect to any Person, a “Voluntary Bankruptcy” or an “Involuntary Bankruptcy”. A “Voluntary Bankruptcy” shall mean, with respect to any Person, (i) an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors, (ii) the filing of any petition or answer by such Person seeking to adjudicate it a bankrupt or insolvent or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of such Person or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking, consenting to or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property, or (iii) corporate action taken by such Person to authorize any of the actions set forth above. An “Involuntary Bankruptcy” shall mean, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation or the filing of any such petition against such Person which order or petition shall not be dismissed within ninety (90) Business Days or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person, which order shall not be dismissed within ninety (90) Business Days.

“Base Closing Date Capital Contribution” means, with respect (i) to FIT-ALT Investor, $49,000,000, (ii) Emeritus, $7,000,000, and (iii) NW Select, $7,000,000.

“Board” has the meaning set forth in Section 4.1.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks in the City of New York are required or permitted by law to be closed.

“Capital Contribution” means, with respect to any Member, the amount of money contributed to the Company in exchange for or in respect of a Membership Interest in the Company, including the Base Closing Date Capital Contribution of such Member, as well as any Covering Capital Contribution made by such Member.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on August 1, 2003 to organize the Company under and pursuant to the Act and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Act.

“Claims and Expenses” suffered or incurred by a Person means any and all claims, actions, suits, proceedings, liabilities, obligations, losses, and damages, judgments, fines, penalties, amounts paid in settlement, interest, costs and expenses (including reasonable attorney’s and accountant’s fees, court costs and other out-of-pocket expenses actually and reasonably incurred in investigating, preparing or defending the foregoing) suffered or incurred by such Person.

“Class A Investment Balance” means, as of a specified date: (i) the aggregate amount of all Capital Contributions made by or on behalf of the Class A Member prior to such date less (ii) the aggregate amount of all distributions made to the Class Member pursuant to clause (ii) of Section 6.1 prior to such date.

“Class A Member” means FIT-ALT Investor and its successors and permitted assigns.

“Class A Preferred Return” means a preferred return on the Class A Investment Balance from time to time accruing, commencing on the Closing Date, at the rate of fifteen percent (15%) per annum, compounded monthly.

“Class A Preferred Return Balance” means, as of a specified date: (i) the aggregate amount of the Class A Preferred Return accrued as of such date less (ii) the aggregate amount of all distributions made to the Class Member pursuant to clause (i) of Section 6.1 prior to such date.

“Class A Purchase Return Balance” means $6,000,000.

“Class B Members” means Emeritus and NW Select, and their respective successors and permitted assigns; provided, however, that in no event shall FIT-ALT, its Affiliates or its successors or assigns be deemed a "Class B Member."

“Closing Date” means the effective date of the Merger.

“Code” means the Internal Revenue Code of 1986.

“Company” has the meaning set forth in the Preamble.

“Company Asset” means the capital stock of FEBC-ALT Holdings or any other property or asset acquired by the Company.

“Company Indemnified Person” has the meaning set forth in Section 9.1.

“Confidential Information” shall mean any information disclosed to a Member or any Affiliate relating to the business or operations of the Company or any of its Subsidiaries or the business or operations of any Member or any Affiliate, including any business plans, financial information, personnel information, secret processes, know-how, customer lists, formulas, facility drawings or other technical data. To the extent not disclosed pursuant to the Disclosure Statement distributed to creditors in the Chapter 11 Proceeding, the terms of this Agreement and the other Transaction Documents shall also be deemed to constitute Confidential Information for the purposes hereof. Notwithstanding the foregoing, information shall not be deemed to be “Confidential Information” to the extent that such information was (i) previously known on a nonconfidential basis by such Member or Affiliate, (ii) in the public domain through no fault of such Member or Affiliate or (iii) later lawfully acquired by a Person from sources other than such Member or Affiliate.

“Control” means, with respect to any Person, the power of another Person, through ownership of equity, contract rights or otherwise, to direct the management and policies of such Person, and “Controlled” and “Controlling” have correlative meanings.

“Covering Contribution” has the meaning set forth in Section 3.2(b).

“Dilution Adjustment” has the meaning set forth in Section 6.4.

“Emeritus” has the meaning set forth in the Preamble.

“Exchange Act” means the Securities Exchange Act of 1934 (as it may be amended from time to time and any successor to such act) and the rules and regulations thereunder.

“Family Member” means, with respect to any specified natural person, (i) any parent, child, descendant, or sibling of such natural person (including relationships resulting from adoption), (ii) the spouse of such natural person or of any person described in clause (i), or (iii) any parent, child, descendant or sibling of such spouse (including relationships resulting from adoption).

“FEBC-ALT Holdings” means FEBC-ALT Holdings Inc., a Delaware corporation.

“FEBC-ALT Investors Inc.” has the meaning set forth in the Recitals.

“Fiscal Year” shall be the fiscal year of the Company as determined by the Board from time to time.

“FIT-ALT Investor” has the meaning set forth in the Preamble.

“Formation Date” means October 14, 2003.

“’40 Act” means the Investment Company Act of 1940 (as it may be amended from time to time and any successor to such act), and the rules and regulations thereunder.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“Guarantee Payment” has the meaning set forth in Section 6.4.

“Guarantor” has the meaning set forth in Section 6.4.

“Indemnifiable Losses” has the meaning set forth in Section 9.1.

“Indemnified Party” has the meaning set forth in Section 9.6.

“Indemnifying Party” has the meaning set forth in Section 9.6.

“Initial Member” means each of FIT-ALT Investor, Emeritus and NW Select.

“Initial Public Offering” has the meaning set forth in Section 4.2.

“IPO Securities” has the meaning set forth in Section 4.2.

“Manager” and ”Managers” have the meanings set forth in Section 4.1(a).

“Member” means a Class A Member or a Class B Member, as applicable, and “Members” means the Class A Member and Class B Members.

“Membership Interest” means, with respect to any Member, the limited liability company interest (as defined in the Act) of such Member in the Company, including each Member’s voting rights, if any, and any other rights, benefits and obligations of such Member under this Agreement and the Act.

“Membership Interest Purchase Agreement” has the meaning set forth in the Recitals.

“Merger” means the merger pursuant to the Merger Agreement of FEBC-ALT Acquisition Inc. with and into Alterra, which resulted in Alterra becoming a wholly-owned subsidiary of FEBC-ALT Holdings.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of July 18, 2003 (the “Merger Agreement”), between FEBC-ALT Investors Inc, FEBC-ALT Acquisition Inc. and Alterra.

“NW Select” has the meaning set forth in the Preamble.

“Officers” has the meaning set forth in Section 4.8.

“Omega” has the meaning set forth in Section 6.4.

“Omega Guarantee” has the meaning set forth in Section 6.4.

“Original LLC Agreement” has the meaning set forth in the Recitals.

“Other Members” has the meaning set forth in Section 5.3(a).

“Participating Member” has the meaning set forth in Section 5.3(b).

“Percentage Interest” means, with respect to any Member, the percentage set forth opposite its name on Schedule I, as such schedule may be amended to reflect changes in such percentage contemplated by Article III, resulting from Transfers made pursuant to and in accordance with this Agreement or resulting from any Reorganization Transaction.

“Person” means any individual, corporation, association, partnership (general or limited), joint venture, trust, joint-stock company, estate, limited liability company, unincorporated organization or other legal entity or organization.

“Principal Emeritus Shareholders” means, collectively, Daniel R. Baty and each other shareholder who beneficially owns (as such term is understood for purposes of Rule 13d-3 of the Exchange Act) as of the date hereof twenty-five percent (25%) or more of the common stock of Emeritus.

“Renaissance Acquisition” means the direct or indirect acquisition by the Company or a Subsidiary thereof, whether by contribution, exchange, merger, sale or otherwise, of up to nine senior living properties (the "Renaissance Properties") subject to the Purchase and Sale Agreement, dated as of March 16, 2005, by and between SHP Pacific Inn, LLC; SHP Nohl Ranch, LLC; SHP Gables, LLC; SHP Oak Tree Villa, LLC; SHP Lexington, LLC; SHP Inn at the Park, LLC; SHP Paulin Creek, LLC; SHP Mirage Inn, LLC; SHP Ocean House, LLC and FIT REN LLC, as amended by that certain First Amendment to Purchase and Sale Agreement, dated as of June 10, 2005..

“Renaissance Cut-Off Date” has the meaning set forth in Section 6.4.

“Reorganization Transaction” has the meaning set forth in Section 4.2.

“Representative” has the meaning set forth in Section 7.2.

“Securities Act” means the Securities Act of 1933 (as it may be amended from time to time and any successor to such act) and the rules and regulations thereunder.

“Stockholders Agreement” shall mean the stockholders and voting agreement attached as Exhibit IV to the Membership Interest Purchase Agreement by and among NW Select LLC, Emeritus Corporation and FIT-ALT Investor LLC.

“Subsidiary” of a specified Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which the Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests of such legal entity or is the general partner of such legal entity.

“Tag-Along Notice” has the meaning set forth in Section 5.3(b).

“Tag-Along Notice Period” has the meaning set forth in Section 5.3(b).

"Third Party" means any Person other than any Affiliate of a Class A Member or BSL.

“Third Party Claim” has the meaning set forth in Section 9.6.

“Third Party Notice” has the meaning set forth in Section 5.3(a).

“Third Party Offer” has the meaning set forth in Section 5.3(a).

“Transaction Documents” means this Agreement, the Merger Agreement, the related Plan of Reorganization of Alterra and Disclosure Statement, the Membership Interest Purchase Agreement, the Stockholders Agreement and the Registration Rights Agreement (as such term is defined in the Membership Interest Purchase Agreement) and all documents and agreements contemplated to be delivered hereunder and thereunder.

“Transfer” has the meaning set forth in Section 5.1(a).

“Transferring Member” has the meaning set forth in Section 5.3(a).

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

“Ultimate Controlling Person(s)” means: (i) with respect to NW Select -- Daniel R. Baty, (ii) with respect to Emeritus -- the Principal Emeritus Shareholders and (iii) with respect to any other specified Member -- the Person(s) ultimately Controlling such Member as of the date such Member first becomes a Member of the Company (as specified by such Member in a written notice to the Company and the other Members).

“Up-to-Date Contributing Member” has the meaning set forth in Section 3.2(b).

“Voluntary Call Notice” has the meaning set forth in Section 3.2(b).

“Voluntary Capital Contributions” has the meaning set forth in Section 3.2(a).

“Voluntary Non-Contributing Member” has the meaning set forth in Section 3.2(b).

Any capitalized term not defined herein that is defined in the Act shall have the meaning ascribed to such term in the Act.

  Interpretation. Each definition in this Agreement includes the singular and the plural, and reference to the neuter gender includes the masculine and feminine where appropriate. The words “include”“includes” and “including” shall be deemed to be followed by the words “without limitation” whether or not such words are set forth herein. References to any statute or Treasury Regulations means such statute or regulations as amended at the time and include any successor legislation or regulations. The headings to the Articles and Sections are for convenience of reference and shall not affect the meaning or interpretation of this Agreement. Except as otherwise stated, reference to Articles, Sections, Exhibits and Schedules mean the Articles, Sections, Exhibits and Schedules of this Agreement. The Schedules are hereby incorporated by reference into and shall be deemed a part of this Agreement.

GENERAL PROVISIONS

  Registered Office. The registered agent and office of the Company in the State of Delaware shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The Board may change such registered agent and/or registered office from time to time as it deems appropriate.

  Other Offices. The Company may have one or more offices as may be established from time to time.

  Purpose; Nature of Business Permitted; Powers. The Company has been organized for the business object and purpose of (i) holding, directly or indirectly, equity interests of Alterra or any successor thereto and (ii) such other activities as limited liability companies may engage in under the Act. The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, insofar as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the foregoing business object and purpose of the Company.

  Limited Liability of Members. No Member or any of its Affiliates or Affiliated Individuals shall have any liability for the debts, obligations or liabilities of the Company or of any another Member.

  Tax Classification; No State Law Partnership.

  The Company and the Initial Members have elected, pursuant of Section 301.7701-3(c) of the Regulations, for the Company to be treated as a “C corporation” for federal income tax purposes and shall make corresponding elections under applicable state income tax laws effective January 31, 2004.

  No provision of this Agreement shall be deemed or construed to constitute the Company (including its Subsidiaries) as a partnership (including a limited partnership) or joint venture, or any Member as a partner of or with any other Member, for any purposes other than federal and state tax purposes (subject to Section 2.5(a)).

  Duration. The Company shall continue in existence until the Company shall be dissolved and its affairs wound up in accordance with the Act or this Agreement.

  Qualification in Other Jurisdictions. The Company shall qualify to transact business in such jurisdictions other than the State of Delaware as the Board from time to time shall deem necessary, appropriate and in the best interests of the Company.

  Certificates. The Managers and each Officer are authorized Persons within the meaning of the Act to execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction within the United States in which the Company may wish to conduct business; provided that the laws of such jurisdiction recognize the limited liability of the Members and the Company qualifies to do business in such jurisdiction as a foreign limited liability company.

FINANCING; ADDITIONAL MEMBERS

  Capital Contributions Generally. Capital Contributions by the Members shall be made in U.S. dollars by wire transfer of federal funds to an account or accounts of the Company specified by the Board or in such other form as may be specified by the Board. No Member shall be entitled to any compensation by reason of its Capital Contribution. No Member shall be required to lend any funds to the Company.

Additional Voluntary Capital Contributions.

  The Board, by unanimous vote of the Managers, may from time to time request that the Members make Capital Contributions, whether in respect of the existing Membership Interests or in connection with the issuance of additional equity interests (“Voluntary Capital Contributions”). Such Voluntary Capital Contributions shall be made by the Members pro rata in accordance with their respective Percentage Interests (subject to Section 3.2(b), in the amounts and at the times the Board determines in good faith are reasonably required for the Company to carry out any of its permitted purposes.

  If the Board at any time requests that Voluntary Capital Contributions be made by the Members in accordance with Section 3.2(a), the Board shall give the Members at least ten (10) days’ prior notice thereof (a “Voluntary Call Notice”), which Voluntary Call Notice shall set forth in reasonable detail (i) the amount of the requested Voluntary Capital Contribution, (ii) the purpose thereof and (ii) the date on which such Voluntary Capital Contribution shall be made to the Company. In the event that a Member (a “Voluntary Non-Contributing Member”) fails to contribute its pro rata share of such Voluntary Capital Contribution, any other Member (an “Up-to-Date Contributing Member”), shall have the right, but not the obligation, to contribute to the Company all or any portion of an amount equal to the Voluntary Capital Contribution (the “Covering Contribution”) that the Voluntary Non-Contributing Member failed to make; provided that if more than one Up-to-Date Contributing Member desires to make a Covering Contribution, each such Up-to-Date Contributing Member shall, unless otherwise agreed, make such contribution in proportion to its respective Percentage Interest; and provided, further, that (1) such Covering Contribution shall result in the Percentage Interest of each Up-to-Date Contributing Member being equal to the sum of (x) the Percentage Interest of such Up-to-Date Contributing Member immediately prior to making such Covering Contribution and (y) the amount of such Covering Contribution expressed as a percentage of the aggregate of all Capital Contributions theretofore made by all Members (after giving effect to such Covering Contribution), and (2) the Percentage Interest of the Voluntary Non-Contributing Member shall be reduced accordingly. The Board shall not apply any Voluntary Capital Contribution to any purpose other than that stated in the Voluntary Call Notice with respect to which such Voluntary Capital Contribution was made.

  Admission of New Members. Except as otherwise provided under Article V, new Members may only be admitted to membership in the Company with the approval of the Class A Member. A new Member must agree in writing to be bound by the terms and provisions of the Certificate of Formation and this Agreement, as amended, and must execute a counterpart of, or an agreement adopting, this Agreement or other related agreements as the existing Members may require and shall specify the Ultimate Controlling Person of such new Member. Upon admission, the new Member shall have all rights and duties of a Member of the Company.

  Renaissance Acquisition. Notwithstanding anything to the contrary contained herein, in no event shall any Class B Member be entitled to make a Voluntary Capital Contribution in connection with the Renaissance Acquisition, and upon the consummation of the Renaissance Acquisition, a new Member may be admitted and each Class B Member's respective Percentage Interest shall be adjusted accordingly. In the event that prior to the Initial Public Offering, the Board (as defined below) determines to transfer from the Company or a Subsidiary thereof the Renaissance Properties to a Person other than the Company or a Subsidiary thereof, each Class B Member's respective Percentage Interest shall be adjusted to equal such Class B Member's Percentage Interest immediately prior to the Renaissance Acquisition, as appropriately adjusted in accordance with the terms of this Agreement. Such adjustment shall occur simultaneously upon the consummation of such transfer of the Renaissance Properties.

  Pre-emptive Rights. Other than any Membership Interests that may be issued in connection with the Renaissance Acquisition, the Company will not issue or sell Membership Interests or other debt or equity securities or securities convertible into or exercisable for any of the foregoing unless each existing Member is offered “pre-emptive” rights to subscribe for and purchase a share of such Membership Interests or securities equal to the quotient of its Percentage Interest divided by all Percentage Interests; provided, however, that nothing in this Section 3.5 shall be deemed to grant "pre-emptive" rights to any Member with respect to the issuance of any equity or debt securities of the Company or a Subsidiary thereof or securities convertible or exercisable for any of the foregoing in connection with the issuance of any such security to any current or future member of the management of Alterra pursuant to any existing or future stock option, incentive stock plan, restricted stock plan or any other management incentive plan.

MANAGEMENT OF THE COMPANY

  Composition of the Board of Managers.

  From and after the date hereof, the Board of Managers of the Company (the “Board”) will consist of three (3) managers (individually, a “Manager” and, collectively, the “Managers”), each of which will be appointed by FIT-ALT Investor (or a transferee of its Class A Membership Interest).

  Any Manager may be removed at any time, with or without cause, by the Class A Member and may not otherwise be removed by the Board or the Members. In the event that a vacancy shall exist or occur on the Board at any time by reason of a Manager’s death, disability, retirement, resignation, removal or otherwise, the Class A Member shall have the right to designate a new Manager to fill such vacancy.

  Each Manager shall hold office until his resignation or removal in accordance with the provisions hereof. Each Manager shall devote such time to the business and affairs of the Company as he deems necessary, in his sole discretion, for the performance of his duties, but in any event, shall not be required to devote full time to the performance of such duties and may delegate his duties and responsibilities as provided in this Agreement.

  Except as the Board may otherwise unanimously agree, no committee of the Board shall be formed unless such committee consists of (and solely of) all of the Managers.

  Authority of the Board. Subject to the provisions of this Agreement, the Board shall have complete and exclusive discretion in the management and control of the business and affairs of the Company, including the right to make and control all ordinary and extraordinary decisions concerning the business and affairs of the Company (and including, without limitation, the right to decide to sell or otherwise dispose of all or any part of the assets of the Company). The Board shall possess all power, on behalf of the Company, to do or authorize the Company to do, or to direct the executive officers of the Company, on behalf of the Company, to do, all things necessary or convenient to carry out the business and affairs of the Company. Notwithstanding anything to the contrary contained herein, each of the Members acknowledge and agree the Board may take any and all actions that it deems necessary or proper in connection with the operation of the Company, including, without limitation:

(a) causing the Company, Alterra, or any direct or indirect Subsidiary or Affiliate of any such Person to merge, consolidate or enter into any transaction with any other Person, including, without limitation, the contribution of all of a Member's Membership Interests in exchange for securities of such Person;

(b) cause the contribution (i) by the Members of all of the Membership Interests in exchange for securities issued by another Person or by the Company of any or all of its capital stock or the capital stock of Alterra, FEBC-ALT Holdings or any other Company Asset or asset of its Subsidiaries, to any Person or (ii) by the Company, Alterra or any of their respective Subsidiaries of any or all of its assets to any Person; including, without limitation, in either case, in connection with an initial public offering of such other Person or Affiliates thereof or of the Company or a Subsidiary thereof;

(c) purchase or otherwise acquire any assets from a third Person (including capital stock), whether for cash or for securities of the Company or a Subsidiary thereof (any of the transactions described in clauses (a), (b) and this clause (c), a "Reorganization Transaction");

The Members acknowledge and agree that a Reorganization Transaction may be entered into with one or more Affiliates of FIT-ALT Investor. In addition, in connection with a Reorganization Transaction, interests received by FIT-ALT Investor may have voting or control rights different from interests received by the other Members. In connection with any initial public offering of securities of the Company or any successor of the Company or any Person that is a party to or results from a Reorganization Transaction (the "Initial Public Offering"), all Class B Members shall own, in the place of their Membership Interests, securities of the same class as are offered in such initial public offering (the "IPO Securities") and upon their issuance to the Class B Members, the IPO Securities shall be subject to no greater restrictions on transfer required by underwriters to facilitate the marketing of the IPO Securities as are the IPO Securities of the Class A Members. Notwithstanding any other prior Reorganization Transaction, the Class A Member shall undertake any additional Reorganization Transactions prior to an initial public offering to effect the result of the immediately preceding sentence. The issuance of the IPO Securities to the Class B Members shall be subject to the execution and delivery by the Class B Members of the Stockholders Agreement.

  Other Ventures.

  It is expressly agreed that each Member, each Manager and any Affiliates thereof, and their respective officers, directors, managers, stockholders, members, partners or employees, may engage in other business ventures of every nature and description, whether or not in competition with the Company or any Subsidiary thereof, independently or with others, and neither the Company nor the other Members shall have any rights in and to any independent venture or activity or the income or profits derived therefrom; the pursuit of other ventures and activities by any such Person is hereby consented to by each Member and shall not be deemed wrongful or improper.

  Nothing in this Agreement shall be construed so as to prohibit any Member, Manager or any Affiliate thereof, or any of their respective officers, directors, managers, stockholders, members, partners or employees, from owning, operating or investing in any business of any nature and description, independently or with others, and no Member or Manager need disclose its intention to make any such investment to the other Members or Managers, nor advise the Company of the opportunity presented by any such prospective investment.

  Meetings of the Board; Notice, Quorum and Voting Requirements.

   The Board shall meet at least quarterly (unless otherwise agreed by all the Managers) and shall otherwise meet upon the call of any two (2) Managers. Managers may participate in or hold a meeting by conference telephone or similar communications equipment by means of which all Managers participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Manager participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

  Written or telephonic notice stating the place, date and hour of any meeting of the Board and the purpose or purposes for which the meeting is called, shall be given not less than one (1) day before the date and time of the meeting. Notice shall be sufficient if made personally, by mail, overnight courier service, telecopy, telegram, telex, cablegram or telephone to each Manager. Except as provided in the last sentence of subsection (a) above, attendance by any Manager at any meeting of the Board shall constitute a waiver of notice of such meeting. Minutes shall be kept of any meeting of the Board attended by less than all of the Managers (unless waived by the absent Manager(s)) and shall be circulated to the Managers within a reasonable time after the Board meeting.

  A majority of the Managers shall constitute a quorum for any meeting of the Board. The Board shall approve decisions or resolutions by the vote of a majority of the Managers.

  Action by Written Consent. Any action that may be taken at a meeting of the Board may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by the Class A Member, and such consent shall have the same force and effect as a unanimous vote of the Managers at a meeting duly called and held. No notice shall be required in connection with the use of a written consent pursuant to this Section 4.5.

  Compensation. The Managers and any officer of the Company or any Subsidiary who is an Affiliated Individual of Member shall serve without compensation (other than any compensation provided by such Member). Without limiting their rights of indemnification set forth in Article IX, the Managers and such officers shall not be entitled to reimbursement from the Company or any Subsidiary for any expenses incurred by them in attending any meeting of the Board or any board or other governing body of any Subsidiary or otherwise performing their duties hereunder.

  Standard of Care; Fiduciary Duties. Each Member expressly acknowledges that the Company has been formed for the purposes set forth in Section 2.3. The Board shall exercise all its powers and duties under this Agreement in accordance with the terms of this Agreement. Notwithstanding anything in this Agreement to the contrary (other than Section 4.3), the Members agree that: (x) the Managers designated by them shall act with a degree of skill, diligence, prudence and care which, and in a manner which, other prudent members of a board of directors of a Delaware corporation familiar with such matters would use in the conduct of an enterprise of like character and with like aims, and (y) the Members and the Managers shall owe the same fiduciary duties to the Company and its Members as would apply to the shareholders and directors, respectively, of a Delaware corporation.

  Officers; Designation; Term; Qualifications.

  The Board may, from time to time designate one or more Persons to be officers of the Company (“Officers”), such Persons to serve in such offices until resignation or removal by the Board. The names of the Persons designated as the Officers of the Company as of the date hereof are set forth on Schedule II hereof. Any Officer so designated shall have such authority and perform such duties as the Board delegates. The Board may assign titles to particular Officers, and unless the Board decides otherwise, the assignment of such title shall constitute the delegation to such Officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such Officer by the Board pursuant to this Section 4.8. Each Officer shall hold office for the term for which such Officer is designated and until his or her successor shall be duly designated and shall qualify or until his or her death, resignation or removal (with or without cause) by the Board. Any Person may hold any number of offices. No Officer need be a Manager, a Member, a Delaware resident or a United States citizen. Designation of any Person as an Officer of the Company shall not of itself create any contract rights in such Person.

  Any Officer of the Company may be removed as such, with or without cause, by the Board; provided, however, that such removal shall be without prejudice to the contract rights (including any rights to indemnification and advancement of expenses under Article IX of this Agreement or under any contract between such Officer and the Company or any Subsidiary thereof), if any, of the Person so removed. Any Officer of the Company may resign as such at any time upon written notice to the Board. Such resignation shall take effect at the time specified therein, or if no time is specified therein, at the time of its receipt by the Board. The acceptance of a resignation shall not be necessary to make it effective unless expressly so provided in the resignation.

  Any vacancy occurring in any office of the Company may be filled by the Board.

  No Officer of the Company shall be entitled to any interest in the Company by reason of serving as an Officer.

  Each Officer of the Company is an agent of the Company for the purpose of the business of the Company in accordance with this Agreement, and the act of each Officer for apparently carrying on the ordinary course of business of the Company binds the Company, unless (i) the Officer so acting has in fact no authority to act for the Company in the particular matter and (ii) the Person with whom such Officer is dealing has knowledge of the fact that such Officer has no such authority. An act of an Officer that is not apparently carrying on the ordinary course of business of the Company does not bind the Company unless authorized by the Board.

  Boards of Subsidiaries. The Company shall cause the board of directors or similar governing body of each Subsidiary of the Company, and each committee of such board or governing body, to consist of the Managers then constituting the Board of the Company or comparable committee thereof.

TRANSFERS OF MEMBERSHIP INTERESTS

  Restrictions on Transfer.

  Except as provided in Sections 5.3 and 5.4, no Class B Member shall (voluntarily or involuntarily), directly or indirectly, transfer, assign, pledge or otherwise encumber or dispose of (each, a “Transfer”) (including a Transfer pursuant to a foreclosure sale of all or any part of the assets of a Member) its Membership Interest or any interest therein (including any security received in exchange for, or in connection with, such Class B Member's Membership Interest), except, in each case subject to the next sentence and to Sections 5.1(b) and (f) below: (i) a Transfer by any Member as permitted or required by Section 3.2(b) (an implicit Transfer based on another Member’s Covering Contribution in respect of such first Member’s failure to pay a Voluntary Contribution) or (ii) a Transfer with the written consent of the Class A Member. No Transfer of any Membership Interest shall be effected until ten (10) Business Days after and excluding the day upon which written notice of such proposed Transfer has been given to each of the Members. If, as a result of any acquisition, directly or indirectly, by a Person or Group of Persons (as such term is understood for purposes of Rule 13d-3 of the Exchange Act) of any securities or other interests of any Person or Persons having a direct or indirect beneficial ownership (as such term is understood for purposes of Rule 13d-3 of the Exchange Act) interest in a Class B Member holding Membership Interests (other than a Class B Member that is a public company), (x) such Class B Member ceases to be ultimately controlled by the Ultimate Controlling Person(s) of such Member prior to such acquisition, (y) at least eighty percent (80%) of the economic interests of such Class B Member (excluding any such interests issued to the public) cease to be owned, directly or indirectly, by such Ultimate Controlling Person(s) or (z) any Person(s) other than such Ultimate Controlling Person(s) that are not solely Controlled by such Ultimate Controlling Person(s) acquires concurrent or supervening Control of such Class B Member, such acquisition shall be deemed a Transfer of the Membership Interests of such Class B Member for purposes of this Section 5.1(a) and shall have the effect set forth in Section 5.2 unless such Transfer is otherwise permitted by the first sentence of this Section 5.1(a). In the case of a Class B Member holding Membership Interests that is a public company, upon the acquisition by any Person or Group of Persons (as such term is understood for purposes of Rule 13d-3 of the Exchange Act), other than one or more Ultimate Controlling Person(s) or Person(s) Controlled by such Ultimate Controlling Person(s), of direct or indirect beneficial ownership (as such term is understood for purposes of Rule 13d-3 of the Exchange Act) of securities representing a greater percentage of the voting power of the outstanding equity interests in such Class B Member than is represented by the equity interests in such Class B Member held by such Ultimate Controlling Person(s) or Person(s) Controlled by such Ultimate Controlling Person(s), such acquisition shall be deemed a Transfer of the Membership Interests of such Member for purposes of this Section 5.1(a) and shall have the effect set forth in Section 5.2 unless such Transfer is otherwise permitted by the first sentence of this Section 5.1(a).

  To the extent not already a Member of the Company, any transferee of a Membership Interest pursuant to a Transfer permitted under Section 5.1(a) shall become a substitute Member upon: (i) the transferee agreeing in writing to be bound by all the terms and conditions of this Agreement as then in effect, and specifying in writing the identity of such transferee’s Ultimate Controlling Person(s); (ii) compliance with applicable federal and state securities laws; (iii) receipt of any regulatory approvals required under applicable law; and (iv) receipt by the Company and the Class A Member of an opinion of legal counsel to such transferee, reasonably acceptable to the Class A Member, as to (x) the enforceability of this Agreement against such transferee and (y) such Transfer not resulting in any violation of or failure to comply with applicable federal and state securities laws. Unless and until a transferee of a Membership Interest is admitted as an additional or substitute Member, the transferee shall have no right to exercise any of the powers, rights and privileges of a Member hereunder. Upon the completion of any Transfer of a Membership Interest in accordance with the foregoing, except as otherwise indicated herein, the transferee shall become a successor to the rights and obligations of the transferor under this Agreement with respect to the Membership Interest transferred and any references in this Agreement to such transferor shall thereafter be deemed to refer to such transferee.

  A Member who has transferred its Membership Interest shall cease to be a Member for all purposes of this Agreement upon completion of such Transfer in accordance with the applicable provisions of this Agreement and thereafter shall have no powers, rights and privileges as a Member hereunder.

  The Company, each Member, the Managers, the Officers of the Company and any other Person or Persons having business with the Company need only deal with Members who are admitted as Members or as additional or substitute Members of the Company, and they shall not be required to deal with any other Person by reason of a Transfer by a Member of any of its Membership Interests, except as may be otherwise expressly provided in this Agreement. In the absence of a transferee of a transferring Member’s Membership Interests being admitted as a Member as provided herein, any payment to the transferring Member or holder, as the case may be, shall release the Company and the Board of all liability to any other Person(s) who may be interested in such payment by reason of an assignment by such transferring Member or holder.

  Nothing in this Section 5.1 shall prohibit or restrict the Transfer by the Class A Member of any or all of its Membership Interests (including any Membership Interests acquired from the Class B Members pursuant to the Membership Interest Purchase Agreement).

  Sections 5.1(a) and (b), and any successor provisions of this Agreement applicable to Class B Members with respect to IPO Securities shall terminate upon the closing of the initial public offering contemplated by Section 4.2, so that Class B Members, with respect to their Membership Interests or the IPO Securities, shall, at the time of the consummation of the IPO, be under no greater restrictions of transfer (other than those restrictions pursuant to the federal and state securities laws) than are applicable to the Class A Members, with respect to their Membership Interests or securities that are exchanged for the Membership Interests of the

Class A Members in a Reorganization Transaction. Notwithstanding the foregoing, the Class B Members, with respect to their Membership Interests or IPO Securities, shall be subject to restrictions under agreements required by underwriters to facilitate the marketing of securities in an initial public offering that are no more restrictive than those applicable to the Class A Members, with respect to their Membership Interests or securities that are exchanged for such Membership Interests in a Reorganization Transaction.

  Non-Permitted Transfers.

  Any purported Transfer by a Class B Member of all or any portion of its Membership Interest or any economic benefit or other interest therein not in compliance with Section 5.1 shall be null and void ab initio, regardless of any notice provided to the Company, and shall not create any obligation or liability of the Company to the purported transferee, and any Person purportedly acquiring all or any portion of any Membership Interest or any economic benefit or other interest therein transferred not in compliance with Section 5.1 shall not be entitled to admission to the Company as a substitute Member and shall not have any rights under this Agreement with respect to any Membership Interests of the Company or otherwise.

  In the case of an attempted Transfer of all or any portion of any Membership Interests or any economic benefit or other interest therein that is not in compliance with Section 5.1, the parties engaging or attempting to engage in such Transfer shall indemnify and hold harmless the Company, the Managers and the other Members from all cost, liability and damage that any of such indemnified persons may incur (including incremental tax liability and attorneys’ fees and expenses) as a result of such Transfer or attempted Transfer and the enforcement of this indemnity.

  Tag-Along Rights.

  If a Class A Member (each a "Transferring Member") intends to Transfer any or all of the Membership Interests then owned by or in the name of such Transferring Member to a Third Party (each, a "Third Party Offer"), the Transferring Member shall promptly, acting in good faith (i) cause the Third Party Offer to be reduced to writing, which shall identify the Third Party, the Membership Interests proposed to be transferred to the Third Party by the Transferring Member, the price to be paid in cash by the Third Party and all other material terms and conditions of the Third Party Offer and (ii) provide written notice (the "Third Party Notice") of such Third Party Offer to each of the Class B Members (the Class B Members receiving a Third Party Notice pursuant to this sentence being collectively referred to herein as the "Other Members"), which Third Party Notice shall (x) contain an offer by such Third Party to purchase or otherwise acquire from each Other Member such Other Member's Membership Interests (to the extent such Third Party Offer shall be allocable to such Other Member pursuant to Section 5.3(c) hereof) on the same terms and conditions as the Third Party Offer (except that the only representation and warranty that such Other Member shall be required to make in connection with any such Transfer is a warranty with respect to his or its own ownership of the Membership Interests to be sold by him or it and his or its ability to convey title thereto free and clear of any and all liens, mortgages, pledges, security interests or other restrictions or encumbrances) and (y) be accompanied by a true and correct copy of the Third Party Offer.

  Each Other Member desiring to accept the offer (each, a "Participating Member") set forth in the Third Party Notice shall, within ten (10) Business Days after the date the Third Party Notice is received by such Other Member (as such period may be extended pursuant to Section 5.3(d) hereof (each, a "Tag-Along Notice Period"), deliver a written notice to the Transferring Member (each, a "Tag-Along Notice"), which notice shall (i) specify the amount of Membership Interests which such Participating Member wishes to Transfer pursu-ant to the Third Party Offer and (ii) constitute a firm acceptance by such Other Member of the Third Party Offer, except as otherwise provided in Sections 5.3(c) and (d) hereof.

  If one or more Other Members give the Transferring Member a timely Tag-Along Notice, then the Transferring Member shall use all reasonable efforts to cause the Third Party to agree to acquire all Membership Interests identified in all Tag-Along Notices that are timely given to the Transferring Member, upon the same terms and conditions as are applicable to the Transferring Member's Membership Interests. If such Third Party is unwilling or unable to acquire all of such additional Membership Interests upon such terms, then the Transferring Member may elect to either cancel such proposed Transfer or allocate the maximum Membership Interests that such Third Party is willing to purchase among the Transferring Members and the Participating Members, with (i) each Participating Member permitted to sell Membership Interests corresponding to the percentage of all Membership Interests held by such Participating Member and (ii) the Transferring Member permitted to sell Membership Interests equal to the remaining Membership Interests that such Third Party is willing to purchase. Such allocation shall give effect to the applicable orders of priority set forth in Section 6.1.

  In the event that the terms and conditions of any Third Party Offer shall be modified in any way prior to the consummation of the respective Transfers of Membership Interests contemplated by such Third Party Offer, the Transferring Member shall send a copy of the amended Third Party Offer to each of the Participating or Other Members. Any Other Member desiring to Transfer Membership Interests pursuant to the amended Third Party Offer, or any Participating Member desiring to amend or withdraw its Tag-Along Notice may do so by delivering notice within three (3) Business Days after receipt of such amended Third Party Offer to the Transferring Member. If such notice is not timely delivered, such Other Member shall be deemed to have elected not to participate in the Third Party Offer, or such Participating Member, as the case may be, shall be deemed to have elected to participate in such Third Party Offer under the same terms and conditions that such Participating Member shall have originally elected to Transfer its Membership Interests.

  Within three (3) Business Days after the termination of the Tag-Along Notice Period (including any extension thereof) with respect to any Third Party Offer, the Transferring Member, after review of the Tag-Along Notices received, and notices of withdrawal, if any, shall give written notice to each Participating Member of the time and place of the closing, which shall occur not fewer than two (2) Business Days and not more than sixty (60) Business Days from the date such notice is given. At the closing, each Participating Member shall, and hereby covenants to, Transfer such Participating Member's Membership Interests to be sold to such Third Party free and clear of any and all liens, mortgages, pledges, security interests or other restrictions or encumbrances against payment of the purchase price for such Membership Interests. If such Third Party does not purchase such Membership Interests from all Participating Members on the same terms and conditions applicable to the transferring Member, then the entire proposed Transfer by the Transferring Member to such Third Party shall be invalid.

  If at the termination of the Tag-Along Notice Period (and any extension thereof) any Other Member shall not have accepted the offer contained in the Third Party Notice, such Other Member shall be deemed to have waived any and all of his or its rights under this Section 5.3 to Transfer his or its Company Securities to such Third Party on the terms specified in the Third Party Offer.

  Drag-Along Rights.

  If the Board approves a sale of the Company or substantially all of its assets to a Third Party (an "Approved Sale"), whether by way of merger, consolidation, sale of interests or assets, or otherwise, all Members shall consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as (i) a merger or consolidation of the Company, or a sale of all or substantially all of the Company's assets, each Member shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale, or (ii) a sale of the Membership Interests of the Company, the Members shall agree to sell their Membership Interests on the terms and conditions approved by the Board in accordance with the terms hereof. The Members shall take all necessary and desirable actions approved by the Board in connection with the consummation of the Approved Sale, including the execution of such agreements and such instruments and other actions reasonably necessary (i) to provide the representations, warranties, indemnities, covenants, conditions, escrow agreements and other provisions and agreements relating to such Approved Sale, to the extent reasonably customary in similar transactions, and (ii) to effectuate the allocation and distribution of the aggregate consideration upon the Approved Sale.

  The obligations of the Members pursuant to this Section 5.4 are subject to the following conditions:

(i) upon consummation of the Approved Sale, each Member shall receive the same amount of consideration from the Approved Sale with respect to its Membership Interests that such Member would have received if such aggregate consideration had been distributed by the Company pursuant to Section 6.1 (giving effect to applicable orders of priority);

(ii) if any Members are given an option as to the form and amount of consideration to be received, all Members will be given the same option;

(iii) no Member shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Approved Sale (excluding modest expenditures for postage, copies, etc.) and no Member shall be obligated to pay more than his or its pro rata share (based upon the amount of consideration received) of reasonable expenses incurred in connection with a consummated Approved Sale to the extent such costs are incurred for the benefit of all Members and are not otherwise paid by the Company or the acquiring party, provided that a

Member's liability for such expenses shall be capped at the total purchase price received by such Member for his or its Membership Interests; and

(iv) in the event that the Members are required to provide any representations or indemnities in connection with the Approved Sale (other than representations and indemnities concerning each Member's valid ownership of his or its Membership Interests, free and clear of any and all liens, mortgages, pledges, security interests or other restrictions or encumbrances, each Member's authority, power and right to enter into and consummate such purchase or merger agreement without violating any other agreement and other representations and indemnities which are individual to each Member), then no Member shall be liable for more than his or its pro rata share (based upon the Membership Interests held and not the amount of consideration received) of any liability for misrepresentation or indemnity and such liability shall not exceed the total purchase price received by such Member for his or its Membership Interests; provided, however, that this Section 5.4(b)(iv) shall not limit a Member's liability with respect to any misrepresentation made by such Member as a result of such Member's bad faith, willful misconduct or gross negligence.

  Further Actions and Additional Agreements.

  Each Class B Member shall promptly execute and deliver, or shall cause to be executed and delivered, such documents and other papers and shall take, or shall cause to be taken, such further actions as may be reasonably required to carry out the provisions of this Agreement and give effect to the transactions contemplated by this Agreement, including the consummation of any Reorganization Transaction.

  Each Class B Member shall promptly execute and deliver, or shall cause to be executed and delivered, customary agreements (including, without limitation, (i) the execution and delivery of any underwriting agreement, power of attorney, custody agreement, stock power or medallion guarantee, (ii) the delivery of an opinion of counsel and officers' certificate to the underwriters with respect to any securities to be sold in an initial public offering by the Class B Members and (iii) the execution and delivery of an agreement restricting the transfer of any securities owned by the Sellers as may be required by underwriters to facilitate the marketing of the securities in the initial public offering (so long as such restrictions on transfer are no greater than the restrictions contained in a similar agreement with the underwriters with respect to the IPO Securities of the Class A Member) and take such other actions as the Class A Member or an underwriter reasonably requests in connection with any (i) public offering of securities of the Company, Alterra, FEBC-ALT Holdings, any successor or Affiliate thereof, or any transferee of the assets of the Company, Alterra or FEBC-ALT Holdings or an Affiliate of such transferee, or (ii) merger, consolidation or other business combination involving the Company, Alterra, FEBC-ALT Holdings or any successor or Affiliate thereof, including, without limitation, if requested by the Class A Member, the prompt execution and delivery of a conveyance agreement, in the draft form attached as Exhibit A hereto and with such changes as may be made subsequent to the date hereof which do not disproportionately affect the Class B Members.

DISTRIBUTIONS AND EXPENSES

  Distributions. The Company may make distributions of cash or property to the Members at such times and in such amounts as the Board deems appropriate. Any distribution by the Company shall be distributed to the Members as follows:

(i) First, to the Class A Member until the Class A Preferred Return Balance has been reduced to zero;

(ii) Second, to the Class A Member until the Class A Investment Balance has been reduced to zero;

(iii) Third, to the Class A Member until the Class A Purchase Return Balance has been reduced to zero;

(iv) Thereafter, to each of the Members pro rata in accordance with their respective Percentage Interests.

  Amounts Withheld. All amounts withheld or paid pursuant to the Code or any provisions of state, local or foreign tax law with respect to any payment, distribution, allocation or other consideration paid to the Members, including in connection with a contribution of assets to the Company by a Member, shall be treated as amounts paid or distributed, as the case may be, to the Members with respect to which such amount was withheld or paid pursuant to this Section 6.2 for all purposes under this Agreement. The Company is authorized to withhold or pay, when required under applicable law, from payments, distributions, or other consideration paid to Members, and with respect to allocations to the Members, and to pay over to any federal, state, local or foreign government any amounts required to be so withheld or paid pursuant to the Code or any provisions of any federal, state, local or foreign law, and shall allocate any such amounts to the Members with respect to which such amounts were withheld or paid.

  Expenses. Except as otherwise provided in this Agreement, the Company will be responsible for all third party expenses of the Company and each Member shall be responsible for all costs and expenses incurred by such Member in the performance of its obligations under this Agreement.

  Omega Healthcare Guarantee. Each of the Class B Members acknowledges that in connection with the proposed purchase by Alterra (or a Subsidiary thereof) of the six properties currently subject to leases between Omega Healthcare Investors, Inc. (“Omega”) and Alterra (or a Subsidiary thereof), Fortress Investment Trust II (the “Guarantor”), an Affiliate of FIT-ALT Investor, shall be required to execute a guarantee in favor of Omega as a condition to such purchase, (the “Omega Guarantee”). Each Class B Member agrees that in the event the Guarantor is required to pay any amounts under the Omega Guarantee, each Class B Member shall, upon written notice from the Class A Member, promptly pay to the Guarantor in immediately available funds (a "Guarantee Payment") an amount equal to the product of (x) the total amount paid by the Guarantor pursuant to the Omega Guarantee and (y) such Class B Member's Percentage Interest of the Company, computed at the time of any such payment; provided, however, that with respect to any Guarantee Payment made during the period commencing with the date of the consummation of the Renaissance Acquisition and ending with the date that is the nine month anniversary of the date of the consummation of the Renaissance Acquisition (the "Renaissance Cut-Off Date"), the amount of any Guarantee Payment for each Class B Member shall equal the product of (x) the total amount paid by the Guarantor pursuant to the Omega Guarantee and (y) such Class B Member's Percentage Interest of the Company, computed at the time of any such payment but adjusted (the "Dilution Adjustment") so as to not give effect to any dilution of such Class B Member's Percentage Interest of the Company as a result of the Renaissance Acquisition; provided, further, that (i) in the event any Class B Member has made any Guarantee Payment prior to the Renaissance Cut-Off Date and (ii) on the Renaissance Cut-Off Date the Renaissance Properties are held by the Company, a successor thereto or any Subsidiary thereof, the Class B Member shall be entitled to a refund from the Guarantor of an amount equal to the difference between (A) the aggregate amount of Guarantee Payments actually made by such Class B Member prior to the Renaissance Cut-Off Date and (B) the aggregate amount of Guarantee Payments such Class B Member would have been obligated to make prior to the Renaissance Cut-Off Date pursuant to this Section 6.4 if not for the Dilution Adjustment. Notwithstanding anything to the contrary herein, in no event shall the aggregate amounts paid by each Class B Member as a Guarantee Payment exceed $2,550,000.

DISSOLUTION AND TERMINATION OF THE COMPANY

  Dissolution. The Company shall be dissolved and its affairs shall be wound up upon: (a) the direction of Class A Member or (b) the entry of a decree of judicial dissolution pursuant to Section 18-802 of the Act.

  Continuation of Interest of Member’s Representative. Notwithstanding anything contained in Article V, upon the expulsion, receivership, dissolution or Bankruptcy of a Member, the personal representative, trustee-in-bankruptcy, debtor-in-possession, receiver, other representative, successor, heir or legatee (each a “Representative”) of such Member shall, subject to the provisions of Section 5.1(b), immediately succeed to the Membership Interests of such Member in the Company. Such Representative shall appoint an individual (which may be such Representative) who will represent the Representative’s voting interest, if any, in the Company.

  Dissolution, Winding Up and Liquidation. Upon a dissolution of the Company, the Company shall continue solely for purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying claims of its creditors. The liquidator of the Company shall take full account of the Company’s liabilities and property and shall cause the property or the proceeds from the sale thereof, to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order:

(i) first, to the payment of the expenses of winding-up, liquidation and dissolution of the Company;

(ii) second, to pay all creditors (including Members who are creditors) in satisfaction of all the Company’s debts and other liabilities, either by payment thereof or making of reasonable provisions therefor;

(iii) third, to establish reserves, in amounts determined by the Board or the liquidator, to other liabilities of the Company; and

(iv) fourth, to make distributions to the Members in accordance with Section 6.1.

REPRESENTATIONS AND WARRANTIES

  Representations and Warranties of the Initial Members. Each of the Initial Members hereby severally and not jointly represents and warrants to the Company and to each of the other Initial Members, as of the date hereof that:

  If such Initial Member is a corporation or limited liability company, it is duly incorporated or otherwise duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and if its is a partnership, it is validly constituted and not dissolved, and, in each case, has the power and lawful authority to own its assets and properties and to carry on its business as now conducted.

  The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on the part of each of such Initial Member, and this Agreement has been duly executed and delivered by a duly authorized officer of such Initial Member and constitutes the valid, legal and binding obligation of such Initial Member and is enforceable against such Initial Member in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, reorganization or moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

  The execution, delivery and performance of this Agreement by such Initial Members will not result in (i) any conflict with the certificate of incorporation or certificate of formation of such Initial Member, (ii) any material breach or violation of or default under any statute, law, rule, regulation, judgment, decree, order or any material mortgage, deed of trust, indenture, agreement or any other instrument to which such Initial Member or any Subsidiary is a party or by which any of their respective material properties or assets is bound, or (iii) the creation or imposition of any lien, charge, pledge or encumbrance thereon, except for such breaches, violations or defaults and such liens, charges, pledges or encumbrances except, in each case, for such breaches violations or defaults that would not, individually or in the aggregate, materially impair the ability of such Initial Member to perform its obligations hereunder.

  No approval or consent of any governmental authority or of any other Person is required in connection with the execution and delivery by such Initial Member of this Agreement and the consummation and performance by such Initial Member of the transactions contemplated hereunder, except such as have been obtained and are in full force and effect.

  Survival. The representations and warranties of the Initial Members contained in this Agreement shall survive until the expiration of the applicable statute of limitations.

INDEMNIFICATION AND CONTRIBUTION

  Indemnity by the Company.

  Subject to the provisions of Section 9.6, the Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such Person is or was a Manager, Member, Officer, director, controlling person, employee, legal representative or agent of the Company or any of its Subsidiaries, or is or was serving at the request of the Company or any of its Subsidiaries as manager, director, officer, partner, member, shareholder, controlling person, employee, legal representative or agent of another limited liability company, partnership, corporation, joint venture, trust or other enterprise (a “Company Indemnified Person”), from and against any Claims and Expenses suffered or incurred by such Company Indemnified Person while serving in such capacity or that otherwise in any way relate to or arise out of any action or inaction by such Company Indemnified Person or the Company or any of its Subsidiaries, including, without limitation, this Agreement (collectively, “Indemnifiable Losses”), if such Company Indemnified Person acted in good faith and in a manner that such Company Indemnified Person reasonably believed to be in or not opposed to the best interests of the Company and its Subsidiaries and not in violation of this Agreement, and, with respect to a criminal action or proceeding, had no reasonable cause to believe such Person’s conduct was unlawful; provided that the Company shall have no obligation to indemnify or defend hereunder to the extent such action, suit or proceeding arises from fraud, willful misconduct or gross negligence on the part of such Company Indemnified Person.

  Subject to the provisions of Section 9.6, the Company shall also indemnify each of the Members and their respective Affiliates, and each officer, director, employee and legal representative thereof, from and against any Claims and Expenses suffered or incurred by any such Person as a result of any breach by the Company of any covenant, representation or warranty of the Company contained in this Agreement.

  Notwithstanding anything to the contrary set forth above, the provisions of this Section 9.1 shall not apply in the case of any action, suit or proceeding initiated by a Member.

  Exculpation. Except as otherwise provided in Section 4.7, no Company Indemnified Person shall be liable to any Member or the Company or any of its Subsidiaries for any act or failure to act on behalf of the Company or any of its Subsidiaries unless such act or failure to act resulted from fraud, willful misconduct or gross negligence of the Company Indemnified Person. Each Company Indemnified Person may consult with legal counsel and accountants in respect of the affairs of the Company and its Subsidiaries and shall be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel or accountants.

  Indemnification by the Members. Subject to the provisions of Section 9.6, each Member shall indemnify each of the other Members and their respective Affiliates, and each officer, director, employee and legal representative thereof, from and against any Claims and Expenses suffered or incurred by such any such Person as a result of any breach by such first Member of any covenant, representation or warranty of such first Member contained in this Agreement or the Original LLC Agreement.

  Expenses. Any indemnification under Section 9.1 or 9.3, as well as the advance payment of expenses permitted under this Section 9.4 shall be made by the Company or the applicable Member to the fullest extent permitted under the Act. The expenses of any Company Indemnified Person incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such Company Indemnified Person (in form and substance, from an indemnitor, reasonably satisfactory to all the Members), to repay the amount if it is ultimately determined by a court of competent jurisdiction that such Company Indemnified Person is not entitled to be indemnified by the Company. The provisions of this Section 9.4 do not affect and shall not be deemed exclusive of any other rights, including, without, limitation, any rights to indemnification or advancement of expenses to which any such Company Indemnified Person other than the Members may be entitled under any contract, pursuant to approval of the Members, or otherwise by law.

  Beneficiaries. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article IX continues for a Person who has ceased to be a Member, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such Person.

  Indemnification Procedure for Third-Party Claims. A party against whom indemnification is sought under this Agreement (the “Indemnifying Party”) shall have the right, but not the obligation, exercisable by written notice to the Person seeking such indemnification hereunder (the “Indemnified Party”) within thirty (30) days after receipt of written notice from the Indemnified Party of the commencement of or assertion of any claim, action, suit or proceeding by a third party in respect of which indemnity may be sought hereunder (a “Third-Party Claim”), to assume the defense and control the settlement of such Third-Party Claim (subject to the limitations set forth below) if such Third Party Claim involves (and continues to involve) solely money damages. The Indemnified Party shall have the right to assume the defense and control the settlement of any Third-Party Claim (x) not described in the preceding sentence or (y) described in the preceding sentence whose defense and control of settlement has not been assumed by the Indemnifying Party. The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third-Party Claim that the other has the right to defend, as provided in this Agreement. The Indemnifying Party, if it has assumed the defense of any Third-Party Claim as provided in this Agreement, shall not consent to a settlement of, or the entry of any judgment arising from, any such Third-Party Claim without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed). The Indemnifying Party shall not, without the Indemnified Party’s prior written consent, enter into any compromise or settlement which (i) commits the Indemnified Party to take, or to forbear to take, any action or (ii) does not provide for a complete release by such Third Party of the Indemnified Party. The Indemnified Party shall have the sole and exclusive right to settle any Third-Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third-Party Claim involves equitable or other non-monetary relief against the Indemnified Party, and shall have the right to settle any Third-Party Claim involving money damages for which the Indemnifying Party has not assumed the defense pursuant to this Section 9.6 with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

  Other Claims. In the event an Indemnified Party shall claim a right to payment pursuant to this Agreement for other than a Third-Party Claim, such Indemnified Party shall send written notice of such claim to the Indemnifying Party. Such notice shall specify the basis for such claim. As promptly as possible after the Indemnified Party has given such notice, the Indemnified Party and the Indemnifying Party shall attempt to resolve such claim by mutual agreement before resorting to other legal means to resolve such claim.

  Limitation on Damages. Notwithstanding anything contained in this Agreement to the contrary, no party shall be liable to any other party for any indirect, special, punitive, exemplary or consequential loss or damage (including any loss of revenue or profit) arising out of this Agreement including in respect of any breach by any Member of this Agreement; provided, that the foregoing shall not be construed to preclude recovery by any Indemnified Party in respect of Indemnifiable Losses directly incurred from Third Party Claims.

  Survival. The representations and warranties of the Members contained in Article X of the Original LLC Agreement shall survive the Formation Date and the Closing Date for the purposes of this Article IX.

MISCELLANEOUS PROVISIONS

  Entire Agreement. This Agreement, the Certificate of Formation and the other Transaction Documents constitute the complete and exclusive statement of the agreement among the Members with respect to the subject matter contained herein and therein. This Agreement, the Certificate of Formation and the other Transaction Documents replace and supersede all prior agreements by and among the Members with respect to the subject matter contained herein and therein, including the term sheets dated October 1, 2003 entered into by FIT ALT Investor, NW Select and Emeritus contemplating the formation of the Company and, except as provided in Section 6.3, the expense sharing letter agreement dated July 22, 2003 between Emeritus and Fortress Investment Group LLC; provided, however, that the Old LLC Agreement shall be deemed to have been in effect through the date of this Agreement.

  Amendments. This Agreement may be amended only by a written agreement executed by the Class A Member; provided, however, that any amendment to Sections 2.4, 2.5, 10.2, 10.8 or 10.14 or Articles III, V, VI or IX in a manner materially adverse to the Class B Members shall also require the written consent of the Class B Members; provided, however, that in no event shall the consent of the Class B Members be required in connection with any Reorganization Transaction, as long as any such Reorganization Transaction does not impair the rights of the Class B Members as provided in the penultimate sentence of Section 4.2 or in Section 5.1(f).

  Applicable Law; Venue.

  The Certificate of Formation and this Agreement shall be governed exclusively by their respective terms and the laws of the State of Delaware, without regard to the conflicts of laws principles thereof.

  Any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each Member hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and the appellate courts thereof. Each Member irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at the address for notices set forth herein. Each Member hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

  Enforcement. In the event of an action, suit or proceeding initiated by any Member against another Member or the Company involving the enforcement of its rights hereunder, the prevailing party (upon receipt of a final non-appealable judgment or order) shall be entitled to indemnification from the other party of reasonable attorneys’ fees and expenses incurred in enforcing its rights in such action, suit or proceeding.

  Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provisions contained herein.

  Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be deemed invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

  Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements contained in this Agreement shall be binding upon and inure to the benefit of the Initial Members, all new and substituted Members, and their respective permitted assigns, heirs, legal representatives and successors; provided, however, that no assignment shall be made by any Member other than pursuant to, in accordance with and as permitted by Article V of this Agreement.

  Financial Statements and Reports. The Company will furnish each Member the information required below at the times set forth below:

(a) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the close of each Fiscal Year of the Company, the consolidated and consolidating balance sheets of the Company and its Subsidiaries, as at the end of such Fiscal Year and the related consolidated and consolidating statements of earnings and cash flow for such Fiscal Year, in each case setting forth comparative figures for the preceding Fiscal Year, and, in the case of such consolidated statements, audited by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit, (or, in the case of such consolidating statements, certified by the chief financial officer of the Company).

(b) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the close of each fiscal quarter the consolidated and consolidating balance sheets of the Company and its Subsidiaries, as at the end of such fiscal quarter and the related consolidated and consolidating statements of earnings and cash flow for such fiscal quarter and for the elapsed portion of the Fiscal Year ended with the last day of such fiscal quarter, and in each case setting forth comparative figures for the corresponding periods in the prior Fiscal Year and in the budget delivered in respect of the current Fiscal Year, all of which shall be certified by the chief financial officer of the Company, subject to changes resulting from audit and normal year-end audit adjustments.

  Counterparts. This Agreement may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

  Filings. Following the execution and delivery of this Agreement, the Officers or their designee, under the supervision and control of the Board, shall promptly prepare any documents required to be filed and recorded under the Act, and the Officers or such designee shall promptly cause each such document to be filed and recorded in accordance with the Act and, to the extent required by local law, to be filed and recorded or notice thereof to be published in the appropriate place in each jurisdiction in which the Company may hereafter establish a place of business. The Officers or such designee, under the supervision and control of the Board, shall also promptly cause to be filed, recorded and published such statements of fictitious business name and any other notices, certificates, statements or other instruments required by any provision of any applicable law of the United States or any state or other jurisdiction which governs the conduct of its business from time to time.

  Additional Documents. Each Member agrees to perform all further acts and to execute, acknowledge and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

  Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile) and shall be effective and deemed delivered or given, as the case may be, (a) if given by facsimile, when transmitted and the appropriate confirmation is received from the machine transmitting such facsimile, and followed by hard copy via overnight mail or reputable overnight courier for receipt the next Business Day, (b) if given by reputable overnight courier, on the next Business Day or (c) by hand delivery, when delivered:

If to FIT-ALT Investor, addressed as follows:

FIT-ALT Investor LLC
c/o Fortress Investment Group LLC
1251 Avenue of the Americas
16th Floor
New York, New York 10020
Attention: Randal Nardone
Facsimile number: (212) 798-6120

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036
Attn: Joseph A. Coco
Facsimile Number: (212) 735-2000

If to Emeritus, addressed as follows:

Emeritus Corporation
3131 Eliott Avenue
Suite 500
Seattle, Washington 98121
Attention: Raymond R. Brandstrom
Facsimile number: (206) 378-4205

with a copy to:

Perkins Coie

1201 Third Avenue

Seattle, WA 98101

Attention: Michael E. Stansbury

Facsimile number: 206-359-9771

If to NW Select, addressed as follows:

NW Select LLC

600 University Street, Suite 2500

Seattle, Washington 98101

Attention: Daniel R Baty

Facsimile number: (206) 728-9327

If to the other Members, at the addresses or facsimile numbers set forth in a schedule filed with the records of the Company or such other addresses or facsimile numbers as such Members may hereafter specify to the Board, who shall so notify the other Members.

Any Member may change its address(es) and/or facsimile number(s) for the purposes of this Section 10.12 by written notice to the Company and each of the other Members given at least three (3) Business Days prior to the effective date of such change.

Failure or delay in delivering copies of any notice or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

  Waiver of Right to Partition and Bill of Accounting. To the fullest extent permitted by applicable law, each Member covenants that it will not, and hereby waives any right to, file a bill for partnership accounting. Each Member irrevocably waives any right that it may have to maintain any action for dissolution of the Company (unless the Company is dissolved pursuant to Section 7.1) or partition with respect to any of the Company’s assets.

  Confidentiality; Press Releases. Each Class B Member shall keep confidential all Confidential Information obtained pursuant to this Agreement, except that a Member shall be entitled to disclose such Confidential Information to its lawyers, accountants and other service providers as reasonably necessary in the furtherance of such Member’s bona fide interests, as otherwise required by law or judicial process and to comply with reporting requirements (including the rules of any applicable securities exchange or quotation or listing system), and to potential permitted transferees of its Membership Interest, provided that such potential transferees enter into customary confidentiality agreements, with the Company and the other Members expressly stated therein to be third party beneficiaries thereof prior to the disclosure of Confidential Information. Each Class B Member agrees to not to issue any press release or make any public statement with respect to the business and affairs of the Company, Alterra and their respective Subsidiaries and Affiliates without the prior written consent of the Class A Member (which shall not be unreasonably withheld); provided, however, in the event a Class B Member is required by applicable law or any listing agreement with any national securities exchange or quotation or listing system to issue a press release or make a public statement prior to such consent, such Class B Member shall only be required to consult with the Class A Member and the Company before issuing such press release or making such public statement and will not issue any such press release or make any such public statement prior to such consultation.. Notwithstanding the foregoing, each Class B Member (and each employee, representative or other agent of a Member) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such Member relating to such tax treatment and tax structure.

  DISCLOSURES.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND SUCH LAWS. SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE 1933 ACT AND SUCH LAWS PURSUANT TO EXEMPTION FROM REGISTRATION THEREUNDER. THERE WILL NOT BE ANY PUBLIC MARKET FOR THE SECURITIES. IN ADDITION, THE TERMS OF THIS AGREEMENT RESTRICT THE TRANSFERABILITY OF THE SECURITIES.

  Specific Enforcement. Each of the Members expressly agrees that the other Members will be irreparably damaged if this Agreement is not specifically enforced.

Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any Member, the other Members shall, in addition to all other remedies, each be entitled to a temporary or permanent injunction, without showing any actual damage or the posting of any bond, and/or a decree for specific performance, in accordance with the provisions hereof.

  Waivers. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or conditions.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

Company:
FEBC-ALT INVESTORS LLC, a Delaware limited liability company
By: /s/ William Doniger Name: William Doniger Title:
Initial Members:
FIT-ALT INVESTOR LLC, a Delaware limited liability company
By: /s/ William Doniger Name: William Doniger Title:
EMERITUS CORPORATION, a Washington corporation:
By: /s/ Raymond R. Brandstrom Name: Raymond R. Brandstrom Title: Vice President of Finance
NW SELECT LLC, a Washington limited liability company
By: /s/ Daniel R. Baty Name: Daniel R. Baty Title: Manager

Schedule I
to
Limited Liability Company Agreement

Schedule of Capital Contributions, Percentage Interests of Members and Balances

MEMBER’S NAME	PERCENTAGE INTEREST
Emeritus	12.5%
FIT-ALT Investor	75%
NW Select	12.5%

Schedule II
to
Limited Liability Company Agreement

Name Initial Officers

Wesley Edens CEO
Randal Nardone COO and Secretary
Jeffrey Rosenthal CFO
William Doniger Vice President

Exhibit A
to
Limited Liability Company Agreement

Form of Draft Conveyance Agreement